Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way - Irvine, CA USA 92614 Phone: 949.250.2500 - Fax: 949.250.2525 www.edwards.com

NEWS RELEASE
Investor Contact:	David K. Erickson, 949-250-6826
Media Contact:	Barry R. Liden, 949-250-5070

For Immediate Release

EDWARDS LIFESCIENCES REPORTS SOLID FOURTH QUARTER AND
FULL YEAR 2003 RESULTS

•      2003 Net Income Grew 16.5 Percent Excluding Special Charges

•      Company Affirms 2004 Financial Outlook

IRVINE, Calif., February 3, 2004 – Edwards Lifesciences Corporation (NYSE: EW), a global leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended December 31, 2003 of $18.9 million, or $0.31 per diluted share, compared to net income in the prior year period of $21.7 million, or $0.36 per diluted share.  Excluding special charges itemized in the table below, net income grew 22.6 percent to $26.6 million, or $0.44 per diluted share.

Fourth quarter sales of $224.1 million increased 10.3 percent compared to the same quarter last year.  Sales increased 11.2 percent excluding the German perfusion service business divestiture, and foreign exchange (FX) contributed 8.2 percent to the quarter’s growth.

“I’m pleased to report that we achieved our net income, free cash flow and R&D investment goals for the year.  Although we missed our original goal for underlying sales growth, our numerous recent product launches give us confidence that our sales growth will accelerate in 2004,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

Sales Results

For the fourth quarter, the company reported Cardiac Surgery sales of $108.0 million, an 11.5 percent increase compared to the same quarter last year, with FX contributing 6.7 percent to the growth.  “Competitive pressures in the U.S. continued to impact heart valve sales,” Mussallem said.  “We are more committed than ever to driving our underlying heart valve sales growth rate back to 10 percent.  Through our newly launched products, intensified clinician education programs and expanded investment in our sales resources, we expect to accomplish this goal in 2004.”

Critical Care sales of $75.6 million increased 11.6 percent compared to the same quarter last year, with FX contributing 8.6 percent to the growth.  “Critical Care’s growth was due primarily to market share gains in pressure monitoring products and strong results in emerging global markets,” added Mussallem.

Vascular sales were $14.9 million, an 8.8 percent increase compared to the same quarter last year, with FX representing all of the growth.  Increasing Lifepath AAA endovascular graft sales in Europe were offset by lower sales of base Vascular products.  “The roll-out of our LifeStent peripheral stents continues to progress and we expect these products to meaningfully contribute to Vascular sales growth in the second half of the year,” said Mussallem.

Fourth quarter Perfusion sales were essentially unchanged compared to the year ago quarter at $13.9 million.  The favorable impact of FX on the quarter’s growth rate was offset by the German perfusion service business divestiture.

Sales of Other Distributed Products grew 6.5 percent to $11.7 million in the quarter, with FX offsetting a small underlying sales decline.

Domestic and international sales were $95.3 million and $128.9 million for the quarter, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 58.1 percent, an improvement from the 57.8 percent reported the previous year, resulting primarily from improved manufacturing performance, partially offset by FX.  Selling, general and administrative (SG&A) expenses were $72.2 million for the quarter, or 32.2 percent of sales.  SG&A was higher than the year-ago quarter due primarily to FX.  Research and development (R&D) investments of $19.0 million increased 7.3 percent compared to the prior year quarter as Edwards continues to invest in its growth initiatives.

During the quarter, the company recorded $9 million in special charges, of which approximately $5 million was related to the previously announced settlement of its arbitration with Baxter International.  Other charges in the quarter were $2 million related to the curtailment of the company’s pension plan in Puerto Rico, and $2 million of in-process R&D expenses related to an acquisition of minimally invasive cardiac output technology.

In the quarter, the company used a portion of its strong cash flow to repay debt, which at December 31 was $256 million and resulted in a debt to capital ratio of 29 percent.

Twelve-Month Results

Net income for the 12 months ended December 31, 2003 was $79.0 million compared to net income of $55.7 million for 2002.  Excluding special charges listed in the tables below, net income for the year increased 16.5 percent to $96.6 million compared to 2002.

Sales for year totaled $860.5 million, an increase of 22.2 percent compared to 2002.  The acquisition of the Japan cardiovascular business and the German perfusion services divestiture contributed 11.6 percent to the growth, and FX contributed an additional 6.2 percent.  Domestic and international sales for the year were $384.3 million and $476.2 million, respectively.

2004 Outlook

“We are committed to accelerating Edwards’ sales growth rate over the next several years.  Our current investments in exciting market-expanding technologies, including the recent acquisition of Percutaneous Valve Technologies, Inc. (PVT), give us confidence that Edwards’ financial performance will continue to substantially improve.  Our recent product launches and sharpened focus provide the basis for a strong 2004 outlook.” Mussallem continued, “Our financial goals for the year include driving sales in the range of $915 million and $940 million, growing investments in R&D at or above the underlying sales growth rate, delivering net income growth of 13 to 15 percent excluding the impact of the PVT transaction, and generating $90 million to $95 million of free cash flow.  Additionally, we are comfortable with the First Call mean EPS estimates for the first quarter and full-year 2004.”

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world, and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on four main cardiovascular disease states:  heart valve disease, coronary artery disease, peripheral vascular disease and congestive heart failure.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Swan-Ganz and Fogarty.  Additional company information can be found at http://www.edwards.com.

Conference Call and Web Cast Information

Edwards Lifesciences will be hosting a conference call today at 4:30 p.m. EST to discuss the results of the fourth quarter.  To participate in the conference call, dial 877-407-8037 or 201-689-8037.  The call will also be available via live or archived Web cast on the “Investor Information” section of the Edwards’ Web site at http://www.edwards.com or http://www.edwards.com/conferencecalls.  A telephonic replay can be accessed for 72 hours by dialing 877-660-6853 or 201-612-7415 and using account number 2995 and passcode 89258.

This news release includes forward-looking statements that involve risks and uncertainties including those related to product introductions that are expected to impact sales and the sales growth rate, particularly in the Cardiac Surgery product line; growth in heart valve sales; the ability of consummated transactions to further strengthen the company’s global leadership; the roll-out of the LifeStent product line, the market for peripheral stents and the expected contribution of LifeStent to sales growth in 2004; the market opportunity for percutaneous heart valve repair and replacement therapies; the achievement of 2004 goals for sales growth, R&D investment, net income growth, earnings per share and free cash flow generation; and more generally, the ability to generate growth through product development and/or acquisition; the ability to generate and maintain sufficient cash resources to increase investment in growth opportunities, repay debt or repurchase shares; the impact of foreign exchange; timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; the effect of changing economic conditions; and other risks detailed in the company’s filings with the Securities and Exchange Commission.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards Lifesciences, Edwards and PERIMOUNT Magna are trademarks of Edwards Lifesciences Corporation.  Carpentier-Edwards, Cosgrove-Edwards, Fogarty, Lifepath AAA, PERIMOUNT and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2003	2002	2003	2002

Net sales	$224.1	$203.1	$860.5	$704.0
Cost of goods sold	93.8	85.7	359.4	299.1

Gross profit	130.3	117.4	501.1	404.9

Selling, general and administrative expenses	72.2	68.7	289.9	227.9
Research and development expenses	19.0	17.7	72.8	65.2
Asset impairment	0.0	0.0	0.0	67.4
Special charges	9.0	0.0	37.1	3.3
Equity earnings in Japan operations	0.0	0.0	0.0	(11.0)
Interest expense, net	3.5	3.0	13.2	11.5
Other income, net	(0.4)	(1.3)	(4.7)	(15.4)

Income before provision for income taxes	27.0	29.3	92.8	56.0

Provision for income taxes	8.1	7.6	13.8	0.3
Net income	$18.9	$21.7	$79.0	$55.7

Weighted average common shares outstanding used to calculate basic earnings per share	59.3	58.8	59.1	59.0

Basic earnings per share	$0.32	$0.37	$1.34	$0.94

Weighted average common shares outstanding used to calculate diluted earnings per share	61.2	61.0	61.1	61.3

Diluted earnings per share	$0.31	$0.36	$1.29	$0.91

Operating Statistics
As a percentage of net sales:
Gross profit	58.1%	57.8%	58.2%	57.5%
Selling, general and administrative expenses	32.2%	33.8%	33.7%	32.4%
Research and development expenses	8.5%	8.7%	8.5%	9.3%
Income before provision for income taxes	12.0%	14.4%	10.8%	8.0%
Net income	8.4%	10.7%	9.2%	7.9%

Effective tax rate	30.0%	26.0%	14.9%	1.0%

Edwards Lifesciences Corporation

Unaudited Balance Sheets

(in millions)

	December 31, 2003	September 30, 2003
ASSETS

Current assets
Cash and cash equivalents	$61.1	$38.3
Accounts and other receivables, net	118.5	115.6
Inventories, net	120.5	125.3
Deferred income taxes	11.9	28.9
Prepaid expenses and other current assets	48.2	60.2

Total current assets	360.2	368.3

Property, plant and equipment, net	209.9	205.9
Goodwill	338.2	338.2
Other intangible assets, net	81.0	80.7
Investments in unconsolidated affiliates	35.4	28.4
Deferred income taxes	59.3	35.1
Other assets	17.4	14.2

Total assets	$1,101.4	$1,070.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$167.2	$172.0

Long term debt	255.8	293.1
Other liabilities	43.3	27.0

Stockholders’ equity
Common stock	62.6	62.1
Additional contributed capital	463.2	440.2
Retained earnings	222.4	203.5
Accumulated other comprehensive income	(32.2)	(46.2)
Common stock in treasury, at cost	(80.9)	(80.9)
Total stockholders’ equity	635.1	578.7

Total liabilities and equity	$1,101.4	$1,070.8

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures, and the basis for reflecting them, are set forth below:

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  By excluding the impact of foreign exchange rate fluctuations, management explains changes in the fundamental business operations.

Japan Consolidation - Prior to the spin-off from Baxter, the operations of the Japanese business were consolidated with the Company’s operations.  Subsequent to the spin-off, the Company had a 90% interest in the operations of the Japanese business.  However, participating rights granted to Baxter at the time of spin-off precluded the Company from consolidating these results under GAAP.  Also at the time of spin-off, the Company was granted an option to acquire 100% of the operations.  Due to the significance of the Japanese business on the Company’s results, the Company’s influence on the Japan operations and the Company’s plans to ultimately exercise its option, the Company has presented information as if the Japan business had always been consolidated.  As the Company acquired the Japanese business in October 2002, these comparisons to prior years are more informative to both management and readers of the financial statements.

In connection with the acquisition of the Japan business, the Company incurred certain one-time costs primarily related to legal, administrative and regulatory issues.  In order to illustrate the impact these one-time costs have on the Company’s ongoing business operations, they were excluded from the Company’s GAAP results.

German Perfusion Services Divestiture - Subsequent to the spin-off from Baxter, the Company made the decision to exit certain non-strategic businesses, which had significant contributions to sales and, due to the losses upon divestiture, had a significant impact on the profitability of the Company in the year of disposition.  In order to illustrate the impact, if any, these divestitures have on the Company’s ongoing business operations, the results of these divestitures were excluded from the Company’s GAAP results.

Other Items - The Company generated certain charges and credits that, given their materiality and unusual nature relative to the operating results for the periods presented, have been excluded from the Company’s GAAP results in order to illustrate their impact on on-going business operations.

Management has determined that inclusion of these non-GAAP disclosures provides (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to asses changes between periods that better reflect the Company’s ongoing operations.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

		Special Charges
	4Q03 As Reported	Baxter Arbitration	Puerto Rico Pension Plan	Minimally Invasive Cardiac Output Acquisition IPR&D	4Q03 As Adjusted

Net sales	$224.1				$224.1
Cost of goods sold	93.8				93.8

Gross profit	130.3				130.3

Selling, general and administrative expenses	72.2				72.2
Research and development expenses	19.0				19.0
Special charges	9.0	(5.3)	(1.9)	(1.8)	0.0
Interest expense, net	3.5				3.5
Other income, net	(0.4)				(0.4)

Income before provision for income taxes	27.0	5.3	1.9	1.8	36.0

Provision for income taxes	8.1	1.1	0.1	0.0	9.4

Net income	$18.9	$4.2	$1.8	$1.8	$26.6

Net income per diluted share	$0.31				$0.44

Weighted average number of diluted shares	61.2				61.2

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

		Special Charges
	FY 2003 As Reported	Headcount Reduction	Brazil Tax Benefit	Jomed IPR&D	Baxter Arbitration	German Perfusion Services Divestiture	Puerto Rico Pension Plan	Minimally Invasive Cardiac Output Acquisition IPR&D	FY 2003 As Adjusted

Net sales	$860.5								$860.5
Cost of goods sold	359.4								359.4

Gross profit	501.1								501.1

Selling, general and administrative expenses	289.9		(0.5)						289.4
Research and development expenses	72.8								72.8
Special charges	37.1	(13.0)		(11.8)	(5.3)	(3.3)	(1.9)	(1.8)	0.0
Interest expense, net	13.2								13.2
Other income, net	(4.7)								(4.7)

Income before provision for income taxes	92.8	13.0	0.5	11.8	5.3	3.3	1.9	1.8	130.4

Provision for income taxes	13.8	3.4	13.7	1.2	1.1	0.5	0.1	0.0	33.8

Net income	$79.0	$9.6	$(13.2)	$10.6	$4.2	$2.8	$1.8	$1.8	$96.6

Net income per diluted share	$1.29								$1.58

Weighted average number of diluted shares	61.1								61.1

Edwards Lifesciences Corporation

Unaudited Consolidated Statements of Operations

Excluding Special Charges

(in millions, except per share data)	FY 2002	1Q03	2Q03	3Q03	4Q03	FY 2003

Net sales	704.0	$212.5	$217.8	206.1	224.1	860.5
Cost of goods sold	299.1	89.1	89.6	86.9	93.8	359.4

Gross profit	404.9	123.4	128.2	119.2	130.3	501.1

Selling, general and administrative expenses	227.9	71.4	75.8	70.0	72.2	289.4
Research and development expenses	65.2	19.0	18.0	16.8	19.0	72.8
Equity earnings in Japan operations	(11.0)	0.0	0.0	0.0	0.0	0.0
Interest expense, net	11.5	2.7	3.5	3.5	3.5	13.2
Other expense (income), net	(0.7)	(3.6)	(1.4)	0.7	(0.4)	(4.7)

Income before provision for income taxes	112.0	33.9	32.3	28.2	36.0	130.4

Provision for income taxes	29.1	8.8	8.4	7.3	9.4	33.8

Net income	$82.9	$25.1	$23.9	$20.9	$26.6	$96.6

Weighted average common shares outstanding used to calculate basic earnings per share	59.0	58.8	59.0	59.1	59.3	59.1

Basic earnings per share	$1.40	$0.43	$0.41	$0.35	$0.45	$1.64

Weighted average common shares outstanding used to calculate diluted earnings per share	61.3	60.9	61.4	61.1	61.2	61.1

Diluted earnings per share	$1.35	$0.41	$0.39	$0.34	$0.44	$1.58

Operating Statistics
As a percentage of net sales:
Gross profit	57.5%	58.1%	58.9%	57.8%	58.1%	58.2%
Selling, general and administrative expenses	32.4%	33.6%	34.8%	34.0%	32.2%	33.6%
Research and development expenses	9.3%	8.9%	8.3%	8.2%	8.5%	8.5%
Income before provision for income taxes	15.9%	16.0%	14.8%	13.7%	16.1%	15.2%
Net income	11.8%	11.8%	11.0%	10.1%	11.9%	11.2%

Effective tax rate	26.0%	26.0%	26.0%	26.0%	26.0%	26.0%

Note: Numbers may not foot due to rounding.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Sales by Product Line and Region

For the Periods Ending December 31, 2003

(in millions)

						Underlying Growth Rate Including Foreign Exchange
Sales by Product Line	4Q 2002	4Q 2003	GAAP Growth Rate	Growth Rate Adjustments			Growth Adj.	Underlying Growth Rate
				Discontinued Business	Japan Consolidation		Foreign Exchange
Cardiac Surgery	$96.9	$108.0	11.5%	0.0%	0.0%	11.5%	6.7%	4.8%
Critical Care	67.7	75.6	11.6%	0.0%	0.0%	11.6%	8.6%	3.0%
Vascular	13.7	14.9	8.8%	0.0%	0.0%	8.8%	9.0%	(0.2)%
Perfusion	13.8	13.9	0.6%	(11.2)%	0.0%	11.8%	12.8%	(1.0)%
Other Distributed Products	11.0	11.7	6.5%	0.0%	0.0%	6.5%	10.1%	(3.6)%
Total Sales	$203.1	$224.1	10.3%	(0.9)%	0.0%	11.2%	8.2%	3.0%

						Underlying Growth Rate Including Foreign Exchange
Sales by Product Line	FY 2002	FY 2003	GAAP Growth Rate	Growth Rate Adjustments			Growth Adj.	Underlying Growth Rate
				Discontinued Business	Japan Consolidation		Foreign Exchange
Cardiac Surgery	$365.9	$426.6	16.6%	0.0%	2.8%	13.8%	5.5%	8.3%
Critical Care	230.3	278.8	21.1%	0.0%	10.0%	11.1%	6.9%	4.2%
Vascular	51.3	55.9	8.8%	0.0%	4.1%	4.7%	6.9%	(2.2)%
Perfusion	43.2	54.8	27.0%	(5.2)%	20.6%	11.6%	18.6%	(7.0)%
Other Distributed Products	13.3	44.4	233.2%	0.0%	231.0%	2.2%	6.4%	(4.2)%
Total Sales	$704.0	$860.5	22.2%	(0.4)%	12.0%	10.6%	6.2%	4.4%

Sales by Region	4Q 2003	FY 2003
United States	$95.3	$384.3
Europe	52.3	193.5
Japan	53.6	197.9
Rest of World	23.0	84.8
International	128.9	476.2
Total	$224.1	$860.5